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ACL VARIABLE ANNUITY ACCOUNT I (PASA-NY)
Registration No. 333-00041

                           EXHIBIT INDEX

Exhibit           9.       Opinion of Counsel

Exhibit           10.      Consent of Independent Auditors

Exhibit           11.      Financial Statement Schedules

Exhibit           14.1     Financial Data Schedules

Exhibit           14.3     Power of Attorney dated April 8, 1998